SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
                       (AMENDMENT NO. __)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X] Preliminary Proxy Statement

[ ] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or
(S)240.14a-12

DREYFUS STRATEGIC MUNICIPAL BOND FUND, INC.
   -----------------------------------------------------------
        (Name of Registrant as Specified In Its Charter)

           DREYFUS STRATEGIC MUNICIPAL BOND FUND, INC.
  -------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
14a-6(j)(2).

[_]  $500 per each party to the controversy pursuant to Exchange
Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules
14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

     (4)  Proposed maximum aggregate value of transaction:


* Set forth the amount on which the filing fee is calculated and state how it was determined.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

Notes:

                                            February 10, 1995

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Attention: 1934 Act Filings

Gentlemen:

Pursuant to Rule 14a-6(b) under the Securities Exchange Act of
1934, as
amended, transmitted herewith for filing is a copy of preliminary proxy materials for the annual meeting of stockholders of Dreyfus Strategic
Municipal Bond Fund, Inc. The filing fee of $125 for the Fund was forwarded earlier today.

It is estimated that proxy materials will be mailed to stockholders of record on or about February 27, 1995.

If you have any comments, please contact the undersigned at (212)
806-6138.


Very truly yours,



David Stephens

PRELIMINARY COPY


            DREYFUS STRATEGIC MUNICIPAL BOND FUND, INC.
      DREYFUS STRATEGIC MUNICIPALS, INC.





             Notice of Annual Meetings of Stockholders





To the Stockholders:

          The Annual Meeting of Stockholders of each of Dreyfus Strategic Municipal Bond Fund, Inc. and Dreyfus Strategic Municipals, Inc. (each, a "Fund" and, collectively, the "Funds") will be held at the offices of The Dreyfus Corporation, 200 Park Avenue, 7th Floor West, New York, New York, on Friday, March 31, 1995 at the time set forth on Exhibit A to the Proxy Statement, for the following purposes:

          1. To elect Class Directors to serve for a specified term and until their successors are duly elected and qualified.

          2. To ratify the selection of the Fund's independent auditors.

          3. To transact such other business as may properly come before the meeting, or any adjournment or adjournments thereof.

          Stockholders of record at the close of business on February 24, 1995 will be entitled to receive notice of and to vote at the meeting.

                              By Order of the Board of Directors



John E. Pelletier
Secretary

New York, New York
February __, 1995


 +------------------------------------------------------------+
 |         WE NEED YOUR PROXY VOTE IMMEDIATELY                |
 |                                                            |
 |   A STOCKHOLDER MAY THINK HIS VOTE IS NOT IMPORTANT,       |
 |   BUT IT IS VITAL.  BY LAW, THE ANNUAL MEETING OF          |
 |   STOCKHOLDERS OF EACH FUND WILL HAVE TO BE ADJOURNED      |
 |   WITHOUT CONDUCTING ANY BUSINESS IF LESS THAN A MAJORITY  |
 |   OF ITS SHARES ELIGIBLE TO VOTE IS REPRESENTED.  IN THAT  |
 |   EVENT, THE AFFECTED FUND WOULD CONTINUE TO SOLICIT       |

 |   VOTES IN AN ATTEMPT TO ACHIEVE A QUORUM.  CLEARLY,       |
 |   YOUR VOTE COULD BE CRITICAL TO ENABLE THE FUND(S) TO     |
 |   HOLD THE MEETING(S) AS SCHEDULED, SO PLEASE RETURN YOUR  |
 |   PROXY CARD IMMEDIATELY.  YOU AND ALL OTHER               |
 |   STOCKHOLDERS WILL BENEFIT FROM YOUR COOPERATION.         |

 +------------------------------------------------------------+
PRELIMINARY COPY



           DREYFUS STRATEGIC MUNICIPAL BOND FUND, INC.
               DREYFUS STRATEGIC MUNICIPALS, INC.

                    COMBINED PROXY STATEMENT


                 Annual Meeting of Stockholders
              to be held on Friday, March 31, 1995

          This proxy statement is furnished in connection with a solicitation of proxies by the Board of Directors of each of Dreyfus Strategic Municipal Bond Fund, Inc. and Dreyfus Strategic Municipals, Inc. (each, a "Fund" and, collectively, the "Funds") to be used at the Annual Meeting of Stockholders of each Fund to be held on Friday, March 31, 1995 at the time set forth on Exhibit A, at the offices of The Dreyfus Corporation, 200 Park Avenue, 7th Floor West, New York, New York, for the purposes set forth in the accompanying Notice of Annual Meetings of Stockholders. Stockholders of record at the close of business on February 24, 1995 are entitled to be present and to vote at the meeting. Each Fund share is entitled to one vote. Stockholders can vote only on matters affecting the Fund(s) of which they are stockholders. Shares represented by executed and unrevoked proxies will be voted in accordance with the specifications made thereon. If any enclosed form of proxy is executed and returned, it nevertheless may be revoked by another proxy or by letter or telegram directed to the relevant Fund, which must indicate the stockholder's name. To be effective, such revocation must be received prior to the relevant Fund's meeting. In addition, any stockholder who attends a meeting in person may vote by ballot at the relevant Fund meeting, thereby canceling any proxy previously given. As of February 17, 1995, your Fund had outstanding the number of shares indicated on Exhibit A.

          It is estimated that proxy materials will be mailed to stockholders of record on or about February 28, 1995. The principal executive offices of each Fund are located at 200 Park Avenue, New York, New York 10166. Copies of each Fund's most recent Annual and Semi-Annual Reports are available upon request, without charge, by writing to the Fund at its principal executive offices or by calling toll-free 1-800-334-6899.

          Stockholders of each Fund will vote as a single class and will vote separately on each proposal on which stockholders of that Fund are entitled to vote. If a proposal is approved by stockholders of one Fund and disapproved by stockholders of the other Fund, the proposal will be implemented for the Fund that approved the proposal and will not be implemented for the Fund that did not approve the proposal. Therefore, it is essential that stockholders who own shares in each Fund complete, date, sign and return each proxy card they receive.

          PROPOSAL 1.    ELECTION OF DIRECTORS

          Each Fund's Board of Directors is divided into three classes with the term of office of one class expiring each year. It is proposed that stockholders of each Fund consider the election of the individuals listed below (the "Nominees") as Directors of the indicated class of such Fund. With respect to Dreyfus Strategic Municipal Bond Fund, Inc. ("DSMB"),
Mr. Houminer, who has been a Director of DSMB since 1994, and Ms. Smith are to be elected as Class II Directors to serve for a three-year term and Mr. DiMartino is to be elected as a Class I Director to serve until DSMB's annual stockholders meeting to be held in 1997. With respect to Dreyfus Strategic Municipals, Inc. ("DSM"), Messrs. Carter and Leone, who have been Directors of DSM since 1989, and Mr. DiMartino are to be elected as Class I Directors to serve for a three-year term and Ms. Smith is to be elected as a Class II Director to serve until DSM's annual stockholders meeting to be held in 1996. Messrs. Carter and Leone are also continuing Class I Directors of DSMB and Mr. Houminer is also a continuing Class II Director of DSM. Each Nominee has consented to being named in this proxy statement and has agreed to serve as a Director of the indicated Fund if elected. Biographical information about each Nominee is set forth below. Biographical information about each Fund's other continuing Directors and other relevant information is set forth on Exhibit A.

Name, Principal Occupation and
Business Experience for Past Five Years                   Age

HODDING CARTER, III--CLASS I Director of DSM only         59
       President of MainStreet, a television production company. Since 1991, a syndicated columnist for United Media - NEA. From 1985 to 1986, he was editor and chief correspondent of "Capitol Journal," a weekly Public Broadcasting System ("PBS") series on Congress. From 1981 to 1984, he was anchorman and chief correspondent for PBS' "Inside Story," a regularly scheduled half-hour critique of press performance. From 1977 to July 1, 1980, Mr. Carter served as Assistant Secretary of State for Public Affairs and as Department of State spokesman. He is also a Board member of __ other funds in the Dreyfus Family of Funds. His address is c/o MainStreet, 918 Sixteenth Street, N.W., Washington, D.C. 20006.


<F1> JOSEPH S. DiMARTINO--CLASS I Director of DSMB and     51

                    DSM
      Since January 1, 1995, Chairman of the Board of various funds in the Dreyfus Family of Funds. For more than five years prior thereto, he was President, a director and, until August 1994, Chief
      Operating Officer of The Dreyfus Corporation
      ("Dreyfus"), each Fund's investment adviser, and Executive Vice President and a director of Dreyfus
      Service Corporation, a wholly-owned subsidiary of Dreyfus. From August 24, 1994 to December 31, 1994, he was a director of Mellon Bank Corporation. He is also a Board member of [59] other funds in the Dreyfus Family of Funds. He is also a director of Noel Group, Inc., a director and former Treasurer of The National Muscular Dystrophy Association, and a trustee of Bucknell University. His address is 200
      Park Avenue, New York, New York 10166.

[FN]
<F1> "Interested person" as defined in the Investment Company Act of 1940, as amended (the "Act"), by reason of his position with Dreyfus and its subsidiaries during the past two years.

EHUD HOUMINER--CLASS II Director DSMB only                 54
      Since July 1991, Professor and Executive-in-
      Residence at the Columbia Business School, Columbia University and, since February 1992, a consultant to Bear, Stearns & Co. Inc., investment bankers. He was President and Chief Executive Officer of Philip Morris USA, manufacturers of consumer products, from December 1988 until September 1990. He also is a director of Avnet Inc. and a Board member of eight other funds in the Dreyfus Family of Funds. His address is Columbia Business School, Columbia University, Uris Hall, Room 526, New York, New York 10027.

RICHARD C. LEONE--CLASS I Director of DSM only              54
      President of The Twentieth Century Fund, Inc., a tax exempt research foundation engaged in economic, political and social policy studies. From April
      1990 to March 1994, Chairman, and from April 1988 to March 1994, a Commissioner of The Port Authority of
      New York and New Jersey. A member in 1985, and from January 1986 to January 1989, Managing Director of Dillon, Read & Co. Inc. Mr. Leone is also a director of Resource Mortgage Capital, Inc. He is also a Board member of seven other funds in the Dreyfus Family of Funds. His address is 41 East
      70th Street, New York, New York 10021.


      ROBIN A. SMITH--CLASS II Director of DSMB and DSM        31
      Since October 1993, Vice President, and from March
      1992 to October 1993 Executive Director, of One to
      One Partnership, Inc., a national non-profit organization that seeks to promote mentoring and economic empowerment for at-risk youths. From June
      1986 to February 1992, she was an investment banker with Goldman, Sachs & Co. She is also a Trustee of
      Westover School and a Board member of the Jacob A.
      Riis Settlement House and the High/Scope Educational
      Research Foundation.  Her address is 280 Park
      Avenue, New York, New York 10010.

      In connection with the merger of Dreyfus and a subsidiary of Mellon Bank, N.A. on August 24, 1994, Mr. DiMartino converted [33,698] shares of Dreyfus common stock he held in Dreyfus' Retirement Profit-sharing Plan into [29,660] shares of common stock of Mellon Bank Corporation, Mellon Bank, N.A.'s parent, having a market value of [$58.375] per share on such date. In addition, Mr. DiMartino received options to purchase [88,017] shares of Mellon Bank Corporation's common stock at [$38.21] per share and an additional [88,017] such shares at [$29.97] per share. These options expire [November 16, 1999 and August 23, 2000, respectively].

      The persons named in the accompanying form of proxy intend to vote each such proxy for the election of the Nominees, unless stockholders specifically indicate on their proxies the desire to withhold authority to vote for elections to office. It is not contemplated that any Nominee will be unable to serve as a Director for any reason, but if that should occur prior to the meeting, the proxy holders reserve the right to substitute another person or persons of their choice as nominee or nominees.

      Each Fund has an audit committee comprised of its Directors who are not "interested persons" of the Fund, the function of which is to routinely review financial statements and other audit-related matters as they arise throughout the year. Neither Fund has a standing nominating or compensation committee or any committee performing similar functions. Except as set forth on Exhibit A, Directors and officers of a Fund, in the aggregate, as of January 31, 1995, owned less than 1% of such Fund's outstanding shares.

      The Funds typically pay Directors an annual retainer and a per meeting fee ($2,500/$500 for DSMB and $4,500/$500 for DSM) and reimburse them for their expenses. The Chairman of the Board of Directors for each Fund, which position will be held by Mr. DiMartino, if elected, receives an additional 25% in annual retainer and per meeting fees. For each Fund's most recent fiscal year, the number of Board meetings that were held, the schedule of fees payable by the Fund to continuing Directors who are not Nominees and the aggregate amount of compensation received by each such Director from the Fund and all other funds in the Dreyfus Family of Funds for which such person is a Board member are set forth on Exhibit A. The Funds do not pay any other remuneration to their officers and Directors and neither Fund has a bonus, pension, profit-sharing or retirement plan.

      The compensation paid to each Nominee who is currently a Director of the Funds for the fiscal year ended November 30, 1994 for DSMB and September 30, 1994 for DSM and the aggregate amount of compensation paid to each such Nominee by all other funds in the Dreyfus Family of Funds for which such Nominee is a Board member during calendar year 1994 were as follows:

         (1)                              (3)                  (4)         (5)
    Name of Board                        Pension or          Estimated    Total
    Member and Fund         (2)         retirement           annual       compensation from
                         Aggregate      benefits             benefits     Fund and
                       compensation     accrued as           from each    fund complex paid
                       from each Fund*  part of each Fund's  Fund upon    to Board Member
                                          expenses           retirement
Hodding Carter, III
   DSMB                [$5,000            None                None         $33,625
   DSM                  $7,000            None                None

Ehud Houminer
   DSMB                 $4,802            None                None         $25,701
   DSM                  $4,496            None                None


Richard C. Leone
    DSMB                $4,500            None                 None       $33,125]
   DSM                  $6,500            None                 None

___________

* Amount does not include reimbursed expenses for attending Board meetings, which amounted to $[825] for all Directors as a group.



           Mr. DiMartino recently became a Board member of [59] other funds in the Dreyfus Family of Funds and he is expected to be proposed for election as a Board member of [35] other funds in the Dreyfus Family of Funds during 1995. Ms. Smith is expected to be proposed for election as a Board member of eight other funds in the Dreyfus Family of Funds. It is currently estimated that Mr. DiMartino, who will receive an additional 25% in annual retainer and meeting fees from those funds for which he holds the position of Chairman of the Board, and Ms. Smith will receive from such other funds, as well as from the Funds if each is elected, aggregate compensation of at least $[445,000] and $[30,000], respectively, for the year ending December 31, 1995.

          PROPOSAL 2.    RATIFICATION OF THE SELECTION OF
                         INDEPENDENT AUDITORS

          The Act requires that each Fund's independent auditors be selected by a majority of those Directors who are not "interested persons" (as defined in the Act) of the Fund; that such selection be submitted for ratification or rejection at the Annual Meeting of Stockholders; and that the employment of such independent auditors be conditioned on the right of the Fund, by vote of a majority of its outstanding securities at any meeting called for that purpose, to terminate such employment forthwith without penalty. Each Fund's Board, including a majority of its Directors who are not "interested persons" of such Fund, approved the selection of Ernst & Young LLP (the "Auditors") for such Fund's current fiscal year at a Board meeting held on the date set forth on Exhibit A.

          The selection by the Directors of the Auditors as independent auditors for the current fiscal year is submitted to the stockholders for ratification. Apart from its fees as independent auditors and certain consulting fees, neither the Auditors nor any of its partners has a direct, or material indirect, financial interest in either Fund or Dreyfus.

          The Auditors, a major international independent accounting firm, have been the auditors of each Fund since its inception. Each Fund's Board of Directors believes that the continued employment of the services of the Auditors for the current fiscal year would be in the Fund's best interests.

          A representative of the Auditors is expected to be present at the meeting and will have the opportunity to make a statement and will be available to respond to appropriate questions.

EACH FUND'S BOARD OF DIRECTORS, INCLUDING THE "NON-INTERESTED"
DIRECTORS, RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION
OF THE SELECTION OF THE AUDITORS AS INDEPENDENT AUDITORS OF THE
FUND.


                     ADDITIONAL INFORMATION

          Dreyfus, located at 200 Park Avenue, New York, New York
10166, serves as each Fund's investment adviser.

          Prior to commencing operations, each Fund issued 10,000 shares of Common Stock (the "Initial Shares") to Dreyfus, as sponsor, for a $100,000 initial investment pursuant to Section 14(a) of the Act. The Initial Shares issued to Dreyfus by DSM were enrolled in the Fund's dividend reinvestment plan ("DRIP"). A Form 5 for the three years ended 1993 was filed by Dreyfus on November 14, 1994 pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with respect to shares of DSM issued to Dreyfus pursuant to the DRIP. During those years, Dreyfus was issued shares pursuant to the DRIP in the following number of transactions: fiscal year 1991-26, fiscal year 1992-26 and fiscal year 1993-24.

          On August 24, 1994, Dreyfus merged with a subsidiary of Mellon Bank, N.A. ("Mellon"). In connection with the merger, Dreyfus first transferred its Initial Shares for each Fund, together with its DRIP-acquired DSM shares, to its wholly-owned subsidiary, Major Trading Corporation ("MTC"), and the outstanding shares of MTC subsequently were transferred to MBC Investment Corp., a wholly-owned subsidiary of Mellon Bank Corporation, the parent of Mellon. A Form 5 reflecting this transfer was filed pursuant to Section 16(a) of the Exchange Act on ________ and ______________ for DSMB and DSM, respectively.
In anticipation of, and/or as a result of, the merger of Dreyfus, certain individuals were elected as directors and/or officers of Dreyfus. None of these individuals had any ownership of, or engaged in any transactions with respect to, either Fund's shares at the time each assumed such positions and filed a Form 3 pursuant to Section 16(a) of the Securities Exchange Act of 1934.

A Form 3 for each of the following individuals was filed on September 28, 1994; Frank V. Cahouet, Barbara F. Casey, Diane M.
Coffey, Henry D. Gottmann, Lawrence S. Kash, W. Keith Smith and
Paul H. Snyder.

          Exhibit A sets forth certain information concerning entities that are known by the respective Fund to be the holders of record of 5% or more of its shares outstanding as of February 7, 1995. To each Fund's knowledge, no stockholder beneficially owned 5% or more of its shares outstanding on such date, except to the extent set forth on Exhibit A.


                          OTHER MATTERS

          If a proxy is properly executed and returned accompanied by instructions to withhold authority to vote, represents a broker "non-vote" (that is, a proxy from a broker or nominee indicating that such person has not received instructions from the beneficial owner or other person entitled to vote shares of the Fund on a particular matter with respect to which the broker or nominee does not have discretionary power) or marked with an abstention (collectively, "abstentions"), the Fund's shares represented thereby will be considered to be present at the meeting for purposes of determining the existence of a quorum for the transaction of business.

          Neither Fund's Board of Directors is aware of any other matters which may come before the meeting. However, should any such matters with respect to one or both Funds properly come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy in accordance with their judgment on such matters.

          Each Fund will bear its pro rata share of the cost of soliciting proxies. In addition to the use of the mails, proxies may be solicited personally, by telephone or by telegraph, and each Fund may pay persons holding shares of a Fund in their names or those of their nominees for their expenses in sending soliciting materials to their principals.

          Stockholders wishing to include proposals in either Fund's proxy statement for such Fund's next Annual Meeting of Stockholders must be sent in writing and received by the Fund no later than October 20, 1995 at the principal executive offices of the Fund at 200 Park Avenue, New York, New York 10166, Attention:

General Counsel.


               NOTICE TO BANKS, BROKER/DEALERS AND
               VOTING TRUSTEES AND THEIR NOMINEES

          Please advise the appropriate Fund, in care of ____________________, Attention: [NAME OF FUND], _______________
______________________________, whether other persons are the beneficial owners of the shares for which proxies are being solicited, and if so, the number of copies of the proxy statement and other soliciting material you wish to receive in order to supply copies to the beneficial owners of shares.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY.  THEREFORE,
STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING IN PERSON
ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD IN
THE ENCLOSED STAMPED ENVELOPE.


Dated:  February __, 1995